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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Air Lease Corporation:

        We consent to the incorporation by reference in the Registration Statements (333-184382) on Form S-3 and (333-174708) on Form S-8 of Air Lease Corporation of our reports dated February 28, 2013, with respect to the consolidated balance sheets of Air Lease Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2012 and the period from inception to December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 Annual Report on Form 10-K of Air Lease Corporation.

/s/ KPMG LLP San Francisco, California February 28, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm